UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Sec. 240.14a-12
AMERANT BANCORP INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of filing fee (Check the appropriate box):

☒	No Fee Required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.
	(3)	Filing party:
	(4)	Date filed:

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ADDITIONAL INFORMATION REGARDING THE
2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
JUNE 3, 2020

The following Notice of Change of Location in the form of a concurrent press release relates to the proxy statement of Amerant Bancorp Inc. (the “Company”), dated April 24, 2020 (the “Proxy Statement”). This notice is being made available to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, June 3, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION
OF THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
JUNE 3, 2020

Meeting Date: Wednesday, June 3, 2020

Meeting Time: 8:00 a.m., Eastern Time

Meeting Access: Virtual Annual Meeting http://www.meetingcenter.io/291672896

FOR IMMEDIATE RELEASE

AMERANT BANCORP INC. CHANGES ITS ANNUAL MEETING OF SHAREHOLDERS TO A VIRTUAL ONLY FORMAT

CORAL GABLES, FLORIDA, May 11, 2020. Amerant Bancorp Inc. (NASDAQ: AMTB and AMTBB) (the “Company”or “Amerant”) today announced a change in the location of the 2020 Annual Meeting of Shareholders. Due to the continuing public health impact of the novel coronavirus (COVID-19) pandemic and to support the health and well-being of our employees, shareholders, and our community, the 2020 Annual Meeting will be held solely by remote communication, in a virtual only format. There will be no physical location for the meeting. The previously announced date and time of the meeting, Wednesday, June 3, 2020 at 8:00 a.m., Eastern Time has not changed. Online access to the meeting will begin at 7:45 a.m., Eastern Time using the following link: http://www.meetingcenter.io/291672896.
Please be advised that the Notice of Internet Availability of Proxy Materials and the proxy card or voting instructions previously distributed will not be updated to reflect the change to a virtual only format.
Attending the Virtual Meeting

To login to the virtual meeting, you have two options: Join as a “Guest” or join as a “Shareholder”. In order to be able to join as a “Shareholder”, you will be required to have a control number and the password AMTB2020 under one of the following two alternatives:

Registered Shareholder (meaning the shares are registered in your name at the Company’s transfer agent records as opposed to the name of a bank or broker): If you were a shareholder of record as of the close of business on April 9, 2020, you may attend the Annual Meeting by accessing http://www.meetingcenter.io/291672896 and entering the 15-digit control number that can be found on the proxy card or Notice of Internet Availability of Proxy Materials you previously received and the password AMTB2020. If you do not have your proxy card or Notice of Internet Availability of Proxy Materials, please contact Computershare at 1-800-403-4560. If you are unsure if you were a shareholder of record as of the record date, please contact Computershare for assistance in making that determination at the same phone number.

Beneficial Owner (meaning the shares are held in the name of a bank or a broker (in “street name”)): If you were a beneficial owner of shares of our common stock held in “street name” as of the close of business on April 9, 2020, you will need to obtain a legal proxy from your bank, broker or other nominee to attend the meeting. You should contact your bank, broker or other nominee for instructions regarding how to obtain a legal proxy. You must submit the legal proxy to Computershare in advance of the Annual Meeting and obtain a control number from Computershare that will enable you to register to attend the meeting. Once you have received a legal proxy from your bank, broker or other nominee, you should submit it, along with your name and email address, to Computershare at legalproxy@computershare.com. Email requests for registration should be labeled as “Legal Proxy” and be sent to Computershare by 5:00 p.m., Eastern Time, on May 29, 2020. You will receive a confirmation email from Computershare with a 15-digit control number. At the time of the Annual Meeting, you should go to http://www.meetingcenter.io/291672896 and enter your control number and the password AMTB2020.

Voting Shares

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The Notice of Internet Availability of Proxy Materials and the proxy card or voting instruction form included with the proxy materials previously distributed may continue to be used to vote shares in connection with the Annual Meeting. Shareholders who log into the virtual meeting following the instructions above will be able to vote their shares electronically during the Annual Meeting by clicking on the “Cast Your Vote” link on the meeting center site.

Submitting Questions During the Meeting

If you join the meeting as a “Shareholder”, you may submit questions during the Annual Meeting by clicking on the message icon located slightly right at the top of the screen. To return to the main page, click the “I” icon at the top of the screen. Amerant intends to answer pertinent questions submitted during the meeting as time permits.

Shareholder List

Beginning 15 minutes prior to, and during, the Annual Meeting, a list of shareholders of record will be available for viewing by shareholders admitted to the meeting for any purpose germane to the meeting at http://www.meetingcenter.io/291672896.

About Amerant Bancorp Inc.

The Company is a bank holding company headquartered in Coral Gables, Florida. The Company operates through its subsidiaries, Amerant Bank, N.A. (the “Bank”), Amerant Investments, Inc., Amerant Trust, N.A, and Elant Bank and Trust Ltd. The Company provides individuals and businesses in the U.S., as well as select international clients, with deposit, credit and wealth management services. The Bank, which has operated for over 40 years, is the largest community bank headquartered in Florida. The Bank operates 27 banking centers - 19 in South Florida, 8 in the Houston, Texas area, and loan production offices in Dallas, Texas and New York, New York. For more information, please visit www.amerantbank.com or https://investor.amerantbank.com.

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